SERIES "B"
                  COMMON STOCK PURCHASE WARRANT

                    U.S. PLASTIC LUMBER CORP.
                     (a Nevada corporation)


                   Dated:            , 199


     THIS CERTIFIES THAT
(hereinafter called the "Holder") will in the future during the period hereinafter specified, upon fulfillment of the conditions and subject to the terms hereinafter set forth, be entitled to purchase from U.S. PLASTIC LUMBER CORP., a Nevada corporation (hereinafter called the "Company"), ______ shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at an exercise price of $4.50 per Share (the "Exercise Price").

      1. During the period commencing with the effectiveness of the registration statement which registers the Shares underlying this Warrant and ending on June 30, 1998, unless extended by the Company ("Expiration Date"), the Holder shall have the right to purchase the Shares hereunder at the Exercise Price. After the Expiration Date, the Holder shall have no right to purchase any Shares hereunder and this Warrant shall expire thereon effective at 4:00 p.m., New York time.

      2. The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the Holder to the effect that such person agrees to be bound by all provisions hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been exercised.

      3. This Warrant may not be sold, transferred, assigned, or otherwise disposed of at any time by the Holder unless the sale is registered or the Company shall be furnished with an opinion of counsel in form and substance satisfactory to it that such sale, transfer, assignment or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws. Any permitted transfer or assignment shall be effected by the Holder (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company, accompanied by a written representation from each such assignee addressed to the Company stating that such assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor with appropriate legends restricting transfer under the Act and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

      4. The Company covenants and agrees that all Shares purchased hereunder will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

      5. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

      6. (a) The Company hereby agrees to, as promptly as practicable, subject to the availability of current financial information, file a registration statement pursuant to the Act to the end that any shares of common stock acquired upon the exercise of this Warrant prior to its expiration may be publicly sold under the Act and to register the Warrant for public resale by the holder hereof. Said Warrants and shares hereinafter referred to as the "Registerable Securities".

          (b) The Company will use its best efforts to cause the registration statement to become and remain effective until June 30, 1998; provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request and furnish indemnification in the manner provided in Paragraph 7 hereof; and provided, further, that the Company shall not be required to file such registration statement on more than one occasion. Except to the extent required by law or as set forth herein, all costs and expenses of the Company related to such registration statement shall be borne by the Company, except for fees and expenses of counsel for the Holder, if any. At its expense, the Company shall supply prospectuses in order to facilitate the public sale of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such state as such Holder shall reside at the time of the initial filing of the registration statement, the cost of which to be borne by the Company, and furnish indemnifica-tion in the manner provided in Paragraph 7 hereof.

      7. (a) Whenever, pursuant to Paragraph 6, a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company, by executing this Warrant, acknowledges that it will indemnify and hold harmless the Holder against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Holder for use in the preparation thereof.

          (b) Whenever, pursuant to Paragraph 6, a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Holder by his acceptance of this Warrant acknowledges that he will indemnify and hold harmless the Company, each of its directors, officers and agents and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Holder for use in the preparation thereof. The Holder will reimburse the Company or any such director, officer, agent or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) After receipt by an indemnified party under this Paragraph 7 of notice of the commencement of any action, such indemnified party will, within 15 days thereof, give the indem-nifying party notice of the commencement of such action if a claim in respect thereof is to be made against any indemnifying party. The omission by the indemnified party to notify the indemnifying party will relieve the indemnifying party from any liability which it may have to any indemnified party under this Paragraph 7. Notice shall be mailed, delivered or telegraphed and confirmed, if to any party, at its last known address.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (e) In the event any indemnified party pays any amount in total or partial settlement of any claim without the prior written approval of any indemnifying party, which approval shall not be unreasonably withheld, then the failure to obtain such approval will relieve the indemnifying party from any liability it may have to any indemnified party under this Paragraph 7.

      8. In the event that the Company shall at any time subdivide or combine into a greater or lesser number the number of outstand-ing shares of Common Stock, the number of Shares purchasable upon exercise of the Warrant shall be proportionately increased and the Exercise Price proportionally decreased in the case of subdivision or, in the case of combination, the number of Shares purchasable upon the exercise of the Warrant shall be proportionately decreased and the Exercise Price proportionately increased. Irrespective of any adjustments in the Exercise Price or the number of Shares purchasable upon exercise of the Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in the Warrant initially issued.

     9. The Warrants represented by this certificate are subject to redemption by the Company at $.01 per Warrant, at any time upon 30 day notice if the closing bid price of the Company's common stock equals or exceeds $6.00 per share for 20 consecutive days. The terms of the redemption and other terms of these Warrants are set forth in a Warrant Agreement between the Company and its Warrant Agent, which agreement shall control the terms and conditions of this Warrant.

    10. This Warrant Certificate does not constitute an offer to sell, nor does it confer any right to purchase securities of the company until such time as the conditions precedent to its exercisability have been fulfilled.

    11. This Warrant shall be governed by and be in accordance with the laws of the State of Nevada and may not be amended other than by written instrument executed by the parties hereto except as provided in the Warrant Agreement between the Company and the Warrant Agent.

     IN WITNESS WHEREOF, U.S. PLASTIC LUMBER CORP. has caused this Warrant to be signed by its duly authorized officers.

                                 U.S. PLASTIC LUMBER CORP., a
                                 Nevada Corporation


                                 By:
M. Scott Irons, Secretary           David A. Farrow, President




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
                          PURCHASE FORM

          (To be signed only upon exercise of Warrant)


     The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by
such Warrant for, and to purchase thereunder,             Shares of
the Common Stock of U.S. PLASTIC LUMBER CORP., and herewith makes
payment of $                therefore, and requests that the share
certificates be issued in the name(s) of, and delivered to
_________________________________________________________________
whose address(es) is (are) ______________________________________
_________________________________________________________________
________________________________________________________________.


Dated:  _______________________



                                   ______________________________
                                   (Signature)

                                   ______________________________
                                   Name (Print or Type)

                                   ______________________________
                                   Address

                                   ______________________________

                          TRANSFER FORM

          (To be signed only upon transfer of the Warrant)


     For value received, the undersigned hereby assigns and transfers unto _____________________________________________ the right to purchase shares of the Common Stock of U.S. PLASTIC LUMBER CORP. represented by the foregoing Warrant to the extent of ________ Shares, and appoints ___________________________, attorney to transfer such rights on the books of ___________________________ __________________, with full power of substitution in the premises.

Dated: _______________________


                                   ______________________________
                                   (Signature)

                                   ______________________________
                                   Name (Print or Type)

                                   ______________________________
                                   Address

                                   ______________________________








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